Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renée Bouché	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	slp@haydenir.com

For Immediate Release:

July 9, 2020

Simulations Plus Reports Third Quarter FY2020 Financial Results

Third Quarter and 9MoFY20 Revenues Grow 24%

Board of Directors Announces Quarterly Dividend of $0.06 Per Share

Company Files Shelf Registration Statement

LANCASTER, CA, July 9, 2020 – Simulations Plus, Inc. (Nasdaq: SLP), the leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemicals, and consumer goods industries, today reported financial results for its third quarter of fiscal year 2020 (3QFY20) and the first nine months of fiscal year 2020 (9moFY20), the period ended May 31, 2020.

3QFY20 highlights compared with 3QFY19:

•	Net revenues increased 23.8% to $12.3 million, an increase of $2.4 million over $9.9 million
•	Gross profit was up 26.5% to $9.6 million, an increase of $2.0 million over $7.6 million
•	SG&A was $5.0 million, an increase of 62.6% or $1.9 million over $3.1 million
•	SG&A as a percentage of revenues increased to 40.9% from 31.1%, inclusive of $1.1 million in one-time transaction costs related to the Lixoft acquisition
•	Total R&D expenditures were $1,359,000, an increase of $293,000, or 27.5% over $1,066,000
o	In 3QFY20, $606,000 was capitalized and $753,000 was expensed
o	In 3QFY19, $422,000 was capitalized and $643,000 was expensed
•	Income before taxes remained flat at $3.9 million
•	Net income increased 1.6% to $2.9 million, an increase of $47,000 over $2.9 million
•	Diluted earnings per share remained unchanged at $0.16. One-time transaction costs related to the Lixoft acquisition of $1.1 million (approx. $837,000 net of tax) effected a decrease of $0.04 diluted earnings per share for the quarter

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9moFY20 highlights compared with 9moFY19:

•	Net revenues increased 23.5% to $32.0 million, an increase of $6.1 million over $25.9 million
•	Gross profit was up 25.3% to $24.1 million, an increase of $4.9 million over $19.2 million
•	SG&A was $12.6 million, an increase of $4.0 million, or 46.8%, over $8.6 million
•	SG&A as a percentage of revenues increased to 39.5% from 33.2%, inclusive of $1.4 million in one-time transaction costs related to the Lixoft acquisition
•	Total R&D expenditures were $3.8 million, an increase of $500,000, or 15.4% over $3.3 million
o	For 9moFY20, $1.7 million was capitalized and $2.0 million was expensed
o	For 9moFY19, $1.4 million was capitalized and $1.9 million was expensed
•	Income before taxes increased 9.1% to $9.4 million, an increase of $779.000 over $8.6 million
~~•~~	Net income increased 9.5% to $7.1 million, an increase of $620,000 over $6.5 million
~~•~~	Diluted earnings per share increased 7.7% to $0.39 from $0.36. One-time transaction costs related to the Lixoft acquisition of $1.4 million (approx. $1.1 million net of tax) effected a $0.06 decrease in 9moFY20 diluted earnings per share

Shawn O’Connor, chief executive officer of Simulations Plus, said: “Keeping with historical seasonality trends, the third quarter was again a strong quarter with revenue increasing 24% year-over-year to $12.3 million, demonstrating the significant progress we have made to accelerate growth. A solid base of recurring revenue and a large backlog of project-based service business have minimized the impact from current economic conditions resulting from the effects of the COVID-19 pandemic. While certain new customer software license and service projects were delayed in recent months, we continue to believe opportunities have been delayed, but not lost. Our backlog remains healthy, and we are encouraged by the pickup of new software license closures and consulting contracts at the end of the quarter. We expect double-digit, year-over-year revenue growth in the fiscal fourth quarter, despite the impact of seasonality on a sequential basis.”

“The integration of Lixoft is going well and initial feedback from the marketplace has been overwhelmingly positive as customers acknowledge the strengthening of our offerings with the Monolix Suite,” Mr. O’Connor continued. “We are collaborating across the enterprise to fully integrate our sales and marketing efforts and leverage our existing infrastructure to extract maximum synergies and present a unified approach to our customers.”

John Kneisel, chief financial officer of Simulations Plus, added: “The dependable cash flow generation of our business was further enhanced with the immediately accretive acquisition of Lixoft in the third quarter. Following this cash investment, our financial position remains strong with a solid balance sheet that includes $7 million in unrestricted cash and no outstanding borrowed debt at the end of the third quarter and access to additional capital via a new, undrawn $3.5 million line of credit. Through a steady approach to growth and the prudent allocation of capital, we are able to maintain the economic engine of our business, invest for future growth, and return capital to shareholders in the form of quarterly cash dividends.”

Registration Statement Filing

In addition, the Company today filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as will be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement,” and together with the Base Prospectus, a “Prospectus”), provides for the registration by the Company of the following securities: (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (b) shares of one or more series of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (c) warrants for the purchase of Common Stock, Preferred Stock and other securities or rights (individually or collectively, the “Warrants”); (d) depositary shares (the “Depositary Shares”); and/or (e) units of the Company consisting of one or more of the securities described above (the “Units”). The prospectus was filed as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the Company may sell securities from time to time and in one or more offerings as described in the prospectus.

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Shawn O’Connor, chief executive officer of Simulations Plus, said: “The Company’s filing of its shelf registration provides the company the flexibility required to support any future need to issue securities for any working capital, mergers and acquisitions, or general corporate purposes. Our recent qualification under the well-known seasoned issuer requirements made this undertaking timely and efficient.”

Quarterly Dividend Declared

The Company’s Board of Directors has declared a cash dividend of $0.06 per share of the Company’s common stock payable on August 3, 2020, to shareholders of record as of July 27, 2020. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Investor Conference Call

The Company invites all interested persons to attend its conference call at 4:15 p.m. Eastern Time on July 9, 2020. The live webcast/teleconference will be accessible by registering here. A live, listen-only teleconference will also be available by dialing (562) 247-8422. Please dial in five to ten minutes prior to the scheduled start time. A replay of the webcast will be available at the Investors section of the Simulations Plus website following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions and quantitative systems pharmacology/toxicology models for drug-induced liver injury and nonalcoholic fatty liver disease. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical, biotechnology, and chemical agents. Our software is licensed to and used in the conduct of research by major pharmaceutical, biotechnology, chemical, consumer goods companies, and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, artificial intelligence, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for molecular property prediction from structure and physiologically based pharmacokinetic modeling and simulation. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	May 31	August 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$7,354,496	$11,435,499
Accounts receivable, net of allowance for doubtful accounts of $25,000 and $0	10,853,452	5,026,558
Revenues in excess of billings	2,838,072	3,233,659
Prepaid income taxes	392,099	765,110
Prepaid expenses and other current assets	745,468	704,316
Total current assets	22,183,587	21,165,142

Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $13,293,943 and $12,356,055	5,754,971	4,959,736
Property and equipment, net	356,784	341,145
Operating lease right of use asset	1,019,408	–
Intellectual property, net of accumulated amortization of $4,729,270 and $3,948,750	12,275,730	5,026,249
Other intangible assets net of accumulated amortization of $1,503,481 and $1,210,000	7,146,519	3,280,000
Goodwill	12,792,171	10,387,198
Other assets	49,957	37,227
Total assets	$61,579,127	$45,196,697

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$663,337	$204,075
Accrued payroll and other expenses	2,137,383	1,639,038
Current portion - Contracts payable	3,761,028	1,761,028
Billings in excess of revenues	269,232	798,549
Operating lease liability, current portion	525,454	–
Deferred revenue	428,611	380,787
Total current liabilities	7,785,045	4,783,477

Long-term liabilities
Deferred income taxes, net	2,775,398	2,731,616
Operating Lease Liability	489,463	–
Payments due under Contracts payable	3,942,333	–
Total liabilities	14,992,239	7,515,093

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	$–	$–
Common stock, $0.001 par value 50,000,000 shares authorized 17,788,498 and 17,591,834 shares issued and outstanding	7,791	7,595
Additional paid-in capital	20,231,443	15,319,474
Accumulated Translation Adjustment	30,460	–
Retained earnings	26,317,194	22,354,535
Total shareholders' equity	$46,586,888	$37,681,604
Total liabilities and shareholders' equity	$61,579,127	$45,196,697

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the three and nine months ended May 31, 2020 and May 31, 2019

	Three months ended		Nine months ended
	(Unaudited)		(Unaudited)
	2020	2019	2020	2019
Revenues	$12,298,036	$9,936,921	$32,049,003	$25,944,545
Cost of revenues	2,665,405	2,324,188	7,974,702	6,734,890
Gross margin	9,632,630	7,612,733	24,074,301	19,209,655
Operating expenses
Selling, general, and administrative	5,023,132	3,087,445	12,646,512	8,613,788
Research and development	752,719	643,255	2,026,684	1,896,926
Total operating expenses	5,775,851	3,730,700	14,673,197	10,510,714

Income from operations	3,856,779	3,882,033	9,401,104	8,698,941

Other income (expense)
Interest income	4,465	11,050	27,814	20,296
Interest expense	–	(32,702)	–	(109,078)
Change in value of contingent consideration	(81,000)	–	(81,000)	–
(Loss) income on currency exchange	(602)	(7,941)	1,283	(40,467)
Total other income (expense)	(77,137)	(29,593)	(51,902)	(129,249)

Income before provision for income taxes	3,779,642	3,852,440	9,349,202	8,569,692
Provision for income taxes	(844,073)	(963,734)	(2,205,276)	(2,045,590)
Net Income	$2,935,569	$2,888,706	$7,143,925	$6,524,102

Earnings per share
Basic	$0.17	$0.16	$0.40	$0.37
Diluted	$0.16	$0.16	$0.39	$0.36

Weighted-average common shares outstanding
Basic	17,735,354	17,519,849	17,661,189	17,472,922
Diluted	18,426,872	18,096,195	18,333,596	18,008,336

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